Exhibit 10.78

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”), dated July 5th, 2006, is entered into by and between VALLEY VIEW ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”); and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

STATEMENT OF AGREEMENT

In consideration of an earnest money deposit in the amount of $1,000,000.00 (referred to in this Agreement, together with any other earnest money deposits paid by Buyer, and together with all interest earned thereon, as the “Deposit”), which Buyer agrees to pay to Escrow Agent (as defined in Paragraph 19) within three (3) business days after the date of complete execution and delivery of this Agreement by Seller and Buyer (the “Effective Date”), and the mutual terms, covenants, conditions and agreements contained in this Agreement, the parties agree as follows:

1.             Sale of Property. Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and take from Seller, the following property:

(a)  Parcels of real property located on Dulles Technology Drive, Herndon, Fairfax County, Virginia, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”).

(b) All easements and other rights appurtenant to the Land, including without limitation all rights accruing upon any approval of the application attached hereto as Exhibit A-1 and made a part hereof (such application, as it may be amended in accordance with this Agreement, is referenced herein as the “Future Development Application”, and such easements and other rights appurtenant to the Land are referenced herein as the “Appurtenances”).

(c)  All improvements located on the Land, including but not limited to two (2) office buildings containing a total of approximately 379,596 square feet of office space known as “Dulles Executive Plaza I” and “Dulles Executive Plaza II”, and a structured parking facility (collectively the “Buildings”), and all paved areas, utility facilities and drainage facilities, landscaping, signs, lighting equipment and other site improvements on the Land and belonging to Seller (collectively, with the Buildings, the “Improvements”).

(d) All furniture, fixtures, equipment, appliances and other items of personal property now located upon the Land which are owned by Seller, and which are used primarily in connection with and for the occupancy and operation of the Improvements, if any, including but not limited to floor coverings and wall coverings, light fixtures, mechanical systems and equipment, and maintenance equipment (collectively, the “Personal Property”).

(e)  Seller’s right, title and interest in any surveys, plans, specifications, and operating manuals covering the Improvements and the Personal Property, together with any and all right, title and interest of Seller in and to any plans, documents and other predevelopment work product prepared by or on behalf of Seller in regard to the Future Development Application (collectively, the “Plans”).

(f)  Seller’s right, title and interest in any assignable licenses, franchises and permits relating to the operation of the Improvements in the manner in which they are being operated on the date hereof (the “Permits”).

(g) Seller’s interest in all leases of space in the Improvements, including, but not limited to, the leases listed on the schedule (the “Lease Schedule”) attached hereto as Exhibit B (the “Existing Leases”) and the New Leases, if any, as defined in (and subject to the terms of) Paragraph 11(a) (collectively the “Leases”), as well as all cash security deposits, if any, made by tenants under the Leases (the “Security Deposits”) and any Non-Cash Security Deposits (as defined in the following sentence). Seller shall take all commercially reasonable actions, and shall cooperate with Buyer after Closing, to attempt to cause any letters of credit, bonds, securities or other non-cash security deposits (“Non-Cash Security Deposits”) given by tenants under their Leases and held by Seller as the landlord under such Leases, to be transferred or assigned to, endorsed over to, or re-issued in the name of Buyer as soon as is reasonably possible after Closing, provided that Buyer shall pay any fees or other costs of any such transfers, assignments, endorsements or re-issuance. The agreements of Buyer and Seller under this subparagraph (g) shall survive Closing.

(h) Seller’s interest in all service contracts, maintenance agreements, management agreements, leasing agreements, equipment leases and other agreements affecting the Improvements to which Seller is a party, other than any agreement with CB Richard Ellis, Inc. or Trammell Crow Company, or their affiliates, as set forth on Exhibit C attached hereto (the “Service Agreements”), but only to the extent that Buyer elects to assume or is required to assume any or all of the Service Agreements as provided in Paragraph 11.

(i)   Any rights that Seller may have in the business and trade names “Dulles Executive Plaza I” and “Dulles Executive Plaza II” (the “Trade Names”) primarily in connection with the Project, to the extent, if any, that Seller has rights in the Trade Names (Seller making no representation or warranty that it has any such rights in or to such Trade Names).

The Land, the Appurtenances and the Improvements are collectively referred to in this Agreement as the “Real Property.”  The Real Property, the Personal Property, the Plans, the Permits, the Leases, the Security Deposits, the Non-Cash Security Deposits, the Service Agreements and the Trade Names are collectively referred to in this Agreement as the “Project”.

2.             Purchase Price. The purchase price to be paid by Buyer to Seller for the Project (the “Purchase Price”) shall be the amount equal to (i) $125,000,000.00, minus (ii) the Purchase Price Adjustment, as defined below. The Purchase Price shall be paid as follows:

(a)  The Deposit shall be paid to Seller at Closing and applied in reduction of the Purchase Price.

(b) The balance of the Purchase Price, adjusted to reflect the other credits and prorations under this Agreement, shall be paid by wire transfer at Closing in accordance with wiring instructions provided by Seller.

For purposes of this Agreement, the “Purchase Price Adjustment” means the sum of (i) one-half (1/2) of the Grantee Tax, as defined below, plus (ii) the projected cost of the Window Repairs, as defined below (based on the bids obtained by Seller and provided to Buyer prior to the end of the Inspection Period, as defined below), plus (iii) the projected cost of the Deck

Repairs, as defined below (based on the bids obtained by Seller and provided to Buyer prior to the end of the Inspection Period); provided, however, if the sum of items (i) – (iii) above exceeds $700,000.00 and Buyer does not agree by written notice to Seller to limit the amount of the Purchase Price Adjustment to $700,000.00 prior to the expiration of the Inspection Period, then Seller may terminate this Agreement by written notice to Buyer prior to the Closing Date, as defined below. Upon any such termination by Seller, Buyer shall receive an immediate return of the Deposit.

3.             Future Development Application. If Closing occurs, Buyer shall pay to Seller at Closing, over and above the other amounts due Seller hereunder, $17,655.00 to reimburse Seller for the cost of filing the Future Development Application.

Seller shall have no obligation to obtain approval of the Future Development Application, and approval of the Future Development Application is not a condition of Closing. Seller shall take no further action with respect to the Future Development Application without the prior approval of Buyer. Buyer agrees to fully cooperate with Seller in any and all efforts by Seller to obtain approval of the Future Development Application, and agrees that it shall join in such applications, consents, affidavits, disclosure statements, development plans, development conditions, or proffers as may be reasonably required by Seller or applicable governmental authorities in connection with the prosecution of the Future Development Application. If the Future Development Application is approved, Buyer shall be responsible for any and all costs of planning or constructing improvements, and all other costs in complying with the terms of the Future Development Application as approved. Seller may terminate its efforts to obtain approval of the Future Development Application at any time by written notice to Buyer. Upon such termination (or upon the occurrence of Closing) Buyer may continue, at its sole cost, efforts to obtain approval of the Future Development Application, and Seller agrees to fully cooperate with Buyer, at Buyer’s sole cost, to obtain approval of the Future Development Application. Seller shall not materially modify or amend the Future Development Application without the prior written consent of Buyer, provided that prior to the expiration of the Investigation Period such consent shall not be unreasonably withheld or delayed, and after the expiration of the Investigation Period such consent shall be in Buyer’s sole discretion. Seller shall keep Buyer informed as to its progress, if any, in obtaining approval of the Future Development Application. Provisions of this paragraph shall survive Closing.

4.             Investigations by Buyer. Seller previously has delivered, or shall deliver to Buyer within five (5) business days after the Effective Date, copies of the following items, to the extent that such items exist on the Effective Date and are in the possession or control of Seller (the “Due Diligence Items”):

(a)  The Leases, together with any amendments of the Leases.

(b) A title insurance commitment (the “Title Commitment”) for the Real Property issued by Chicago Title Insurance Company (the “Title Insurer”).

(c)  Any environmental site assessments for the Real Property.

(d) A review copy of a survey of the Real Property by VIKA Incorporated dated June 2006 (the “Survey”).

(e)  The Service Agreements.

(f)  Operating statements for the Project for the calendar years 2004, 2005 and the first four (4) months of 2006 (the “Operating Statements”). Seller shall provide to Buyer copies of any subsequent monthly operating statements for the Project that are completed by Seller prior to Closing as such statements are completed.

In addition, at all reasonable times prior to the Closing Date, Seller shall give Buyer reasonable access to all books and records of Seller with respect to the operation of the Project, shall permit Buyer to copy those materials at its expense, and shall furnish Buyer with other information concerning those materials in Seller’s possession or control as Buyer may reasonably request. All such information shall be considered part of the Due Diligence Items.

Seller agrees to cooperate with Buyer’s accountants (at no cost or expense to Seller) relative to the performance by said accountants of an audit of Seller’s books and records relating to the rental income and operating expenses for the Property. Buyer acknowledges and agrees that if, as of the date of either Closing, all of the tenants at the relevant portion of the Property have been paying rent for less than five (5) months, then such audit shall not be required. Seller agrees that, from and after Closing, Seller shall, at the request of Buyer’s auditors, execute a representation letter relating to matters arising prior to the Closing, addressed to such auditors. Such representation letter shall be in form reasonably satisfactory to Buyer and Seller.

The Due Diligence Items are being delivered to Buyer for informational purposes, and Seller makes no representations or warranties of any kind regarding the Due Diligence Items, except for the representations and warranties contained in this Agreement. The Due Diligence Items shall be kept confidential by Buyer; provided, however, that Buyer shall be permitted to disclose such information to its design professionals, consultants, attorneys, accountants, agents, advisors, representatives, lender and potential investors (collectively, “Representatives”), provided such parties are informed of the foregoing confidentiality obligation. Buyer shall not have access to information concerning the entities that constitute Seller and its owners and partners. Buyer shall be permitted to make such additional disclosures as may be required by the SEC.

Prior to the Closing Date, Buyer and its agents and representatives shall, subject to the rights of tenants, have the right to go on the Real Property for the purpose of conducting phase I environmental site assessments, structural and mechanical inspections of the Buildings, and other reasonable investigations, and undertaking such other reasonable activities as are appropriate to evaluating its purchase of the Project. The results of any investigation undertaken by Buyer shall not be disclosed to any third party or governmental entity without the prior written consent of Seller, unless such disclosure is required by law; provided, however, that Buyer shall be permitted to disclose such results to its Representatives, provided such parties are informed of the foregoing confidentiality obligation. In undertaking such investigations, Buyer shall avoid interference with the operations of Seller or its tenants. Notwithstanding anything to the contrary in this Agreement, Buyer may not undertake any Phase II environmental investigations or other sampling or invasive investigations of the Project or any portion thereof prior to the Closing Date without the prior written consent of Seller.

Buyer shall indemnify, defend and hold harmless Seller and Faison & Associates, LLC from and against any and all claims, damages, liens, losses, costs and liabilities (including reasonable attorneys’ fees), and shall repair any damage to the Project, resulting from or relating to entry on the Project pursuant to this Paragraph. These obligations shall survive the termination of this Agreement or Closing.

Prior to entry upon the Project under this Paragraph, Buyer shall obtain, and shall keep in force during the term of this Agreement, a policy of commercial general liability insurance issued by an insurance company licensed to do business in the Commonwealth of Virginia covering any liability arising out of or in connection with entry upon the Project under this

Paragraph, with Seller named as additional insured, and with limits of liability of not less than $1,000,000.00 for each occurrence (such insurance to be increased to not less than $5,000,000.00 if Buyer undertakes and Phase II environmental assessment work or other sampling or invasive investigations on the Land). Buyer shall furnish a certificate of insurance reasonably satisfactory to Seller, evidencing the required liability insurance coverage, prior to entry on the Project under this Paragraph.

Any and all third party reports, recommendations, surveys, title commitments, plans or other information that Buyer receives from its consultants, engineers, surveyors, appraisers, geologists, agents and contractors from investigation of the Project, but not including any documents that constitute attorney work product or that are otherwise protected by a legal privilege or confidentiality obligations owed to third parties, are collectively referred to in this Agreement as the “Buyer Due Diligence Items”. If this Agreement is terminated by either party, other than as a result of a default by Seller, then Buyer shall, upon request by Seller: (a) promptly return to Seller all Due Diligence Items, together with all copies thereof, and (b) promptly deliver to Seller true copies of all Buyer Due Diligence Items.

5.             Inspection Period and Closing.

(a)  During the period beginning on the Effective Date and ending on July 14, 2006 (the “Inspection Period”), Buyer shall investigate and verify the physical condition of the Project for its current use, the financial feasibility of acquiring the Project, and the current net operating income of the Project. Buyer shall be entitled to terminate this Agreement at any time prior to the expiration of the Inspection Period, for any reason or no reason, by delivering notice of same to Seller and Escrow Agent prior to the expiration of the Inspection Period. If Buyer determines in its sole discretion that it desires to proceed with the acquisition of the Project pursuant to this Agreement, Buyer shall deliver written notice of same to Seller at any time prior to the expiration of the Inspection Period. If Buyer fails to deliver the foregoing notice of its election to proceed prior to the expiration of the Inspection Period, then upon the expiration of the Inspection Period, this Agreement shall automatically terminate without further action on the part of Buyer or Seller. Upon termination under this Paragraph 5(a), the Deposit shall immediately be returned to Buyer and thereafter this Agreement shall be null and void, except for the indemnification obligations of Buyer and Seller under Paragraph 25, and the indemnification and other obligations of Buyer under Paragraph 4 (the “Surviving Obligations”).

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, ESCROW AGENT IS HEREBY AUTHORIZED AND DIRECTED TO RELEASE THE DEPOSIT TO BUYER IMMEDIATELY (WITHOUT FURTHER AUTHORIZATION FROM SELLER) UPON RECEIPT BY ESCROW AGENT OF BUYER’S NOTICE OF TERMINATION OF THE AGREEMENT ON OR PRIOR TO 5:00 P.M. (CST) ON JULY 14, 2006.

(b) Provided this Agreement is not terminated as provided in Paragraph 5(a), Buyer shall pay to Escrow Agent, in immediately available funds, an additional earnest money deposit of $1,000,000.00 within one (1) business day after the expiration of the Inspection Period, and such additional earnest money deposit shall supplement and be part of the Deposit (i.e., the total Deposit shall be $2,000,000.00). Provided this Agreement is not terminated as provided in Paragraph 5(a), the Deposit shall be non-refundable except (i) upon breach of this Agreement by Seller as provided in Paragraph 15 below, (ii) upon casualty or condemnation as provided in Paragraph 16 below, or (iii) as may otherwise be expressly provided herein

(c)  The closing (“Closing”) of the purchase and sale of the Project shall occur on July 18, 2006, or on an earlier date selected by Buyer by not less than seven (7) days prior written notice to Seller (the “Closing Date”).

6.             Closing Documents. At the Closing, Seller shall execute, where necessary, and deliver to Buyer the following, in the form specified below (or if no form is specified below, in form and substance reasonably acceptable to Seller and Buyer):

(a)  A special warranty deed (the “Deed”) in the form attached hereto as Exhibit D conveying fee simple title to the Real Property to Buyer, free and clear of all liens, charges and encumbrances, except for: (i) the lien of ad valorem taxes not yet delinquent as of the Closing Date, (ii) assessments not yet delinquent as of the Closing Date, (iii) zoning and subdivision ordinances, building codes and other legal requirements applicable to the Project, (iv) public rights-of-way, (v) rights of tenants under the Leases, as tenants only with no rights of first refusal or options to purchase, (vi) all matters disclosed by the Title Commitment or Survey, and any update or revision of the Title Commitment or Survey obtained by Buyer, other than Curable Liens, as defined in Paragraph 9 below, and (vii) all other matters approved (or deemed approved) by Buyer, or otherwise permitted, as provided in Paragraph 9, in each case other than any Buyer objection that Seller agrees to cure in a Seller Response, as defined in Paragraph 9 below (collectively, the “Permitted Exceptions”).

Seller acknowledges that Buyer has not yet approved the Permitted Exceptions, and shall be entitled to make objections and/or terminate this Agreement as provided in Paragraph 9 below. In connection with Closing, Buyer and Seller shall cooperate to give any and all notices required under the Permitted Exceptions.

(b) A non-warranty bill of sale conveying to Buyer the Personal Property in the form attached hereto as Exhibit E (the “Blanket Bill of Sale and Assignment”).

(c)  An assignment to Buyer of all assignable warranties or guaranties that Seller has received from its contractors and/or suppliers in connection with the Improvements or the Personal Property, together with Seller’s interest in the Plans, Permits (provided that Buyer pays any applicable transfer fees) and non-exclusive right to use the Trade Names, by the Blanket Bill of Sale and Assignment. Without limiting the foregoing, Seller agrees to use commercially reasonable efforts to cause the roof warranty for the Improvements to be assigned to Buyer even though such warranty is not assignable by its terms, provided that Seller shall pay any out-of-pocket costs incurred by Seller in seeking or effecting such assignment to the maximum sum of $5,000.00 (Seller and Buyer hereby agree to conduct a conference call with the roof warranty company prior to the expiration of the due diligence period for the purpose of determining the assignability of the warranty and the cost thereof). The agreements of Buyer and Seller under this subparagraph (c) shall survive Closing.

(d) An assignment to Buyer of Seller’s interest in the Leases and the Service Agreements (to the extent Buyer elects to assume or is required to assume the Service Agreements) by the Blanket Bill of Sale and Assignment, pursuant to which Seller assigns to Buyer, and Buyer assumes, the Leases and such Service Agreements. If any changes are made in the Leases described on Exhibit B attached hereto between the Effective Date and the Closing Date (including without limitation any New Lease) in accordance with the terms of Paragraph 11, Seller shall (as part of the statement in subparagraph (i) below) deliver to Buyer an updated Lease Schedule, which shall be deemed substituted as Exhibit B to this Agreement. Seller shall also deliver to Buyer original signed copies of the Service

Agreements that Buyer assumes and the Leases, to the extent in Seller’s possession or control.

(e)  An assignment by the Blanket Bill of Sale and Assignment of the lease commission agreements referenced in Exhibit G attached hereto, pursuant to which Seller assigns to Buyer, and Buyer assumes the commission obligations arising under, such commission agreements (but only to the extent of renewal periods, extension periods and expansions under options or expansion rights exercised after the Effective Date, other expansions, extensions, renewals or amendments to the Leases covered by such commission agreements after the Effective Date in accordance with this Agreement, and new leases, expansions, extensions, renewals and amendments to leases with the tenants covered by such commission agreements after Closing).

(f)  An affidavit stating that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, and information sufficient for the closing agent to complete an IRS Form 1099.

(g) An affidavit to Title Insurer from Seller, in form reasonably satisfactory to Title Insurer, and reflecting the forms of affidavits typically provided by sellers in connection with issuance of title insurance to remove standard exceptions for mechanic liens, the gap period from the latest update of Buyer’s title insurance commitment and parties in possession (other than under the Leases).

(h) A resolution or other evidence reasonably satisfactory to Title Insurer of the approval of this transaction by Seller, and Seller’s authority to execute and deliver the Closing documents.

(i)   A statement certifying that the representations and warranties of Seller contained in Paragraph 12 are true and correct as of the Closing Date (or making necessary corrections thereto if not true and correct), which statement shall survive Closing for a period of six (6) months, as provided in Paragraph 12. Seller’s ability to update the aforesaid statement shall not impact Buyer’s ability to terminate this Agreement to the extent permitted under Paragraph 12 due to a change in a representation or warranty of Seller from the Effective Date to the Closing Date.

(j)   Executed written notices of the sale (the “Notices of Sale”) prepared by Seller addressed and directed to each tenant of the Project, giving each tenant notice of the sale, directing each tenant to pay all rent due under the terms of its Lease to such person and at such place as Buyer shall direct, informing each tenant with a Security Deposit (if any) that such Security Deposit has been transferred by Seller to Buyer, and informing each tenant with a Non-Cash Security Deposit that is transferred, assigned, endorsed or re-issued to Buyer (if any) that such Non-Cash Security Deposit has been so transferred, assigned, endorsed or re-issued.

(k)  A closing statement reflecting the Purchase Price and all adjustments, prorations and credits thereto, and such disbursements as the parties wish to reflect thereon in connection with the transaction contemplated hereby (the “Closing Statement”).

(l)   An assignment to Buyer of any Appurtenances and any other rights and obligations of Seller under the Permitted Exceptions that do not run to Buyer by the terms of the Permitted Exceptions, pursuant to which Seller assigns to Buyer, and Buyer assumes, all rights and obligations in connection with such Appurtenances and other Permitted Exceptions, by the Blanket Bill of Sale and Assignment.

(m) Originals of any Non-Cash Security Deposits (except to the extent Seller needs the originals to have the Non-Cash Security Deposits transferred or assigned to, endorsed over to, or re-issued in the name of Buyer).

(n) The original documents assigned to Buyer pursuant to the Blanket Bill of Sale and Assignment, to the extent in Seller’s possession or control, as well as complete copies or originals of Seller’s Project books and records, keys and other items pertaining to the Project that are located in the management office of the Project as of the Effective Date (excluding the books, records and property of Seller’s Project manager).

At the Closing, Buyer shall execute, where necessary, and deliver to Seller the following:

(a)           The Blanket Bill of Sale and Assignment.

(b)           A resolution or other evidence reasonably satisfactory to Seller and the Escrow Agent of the approval of this transaction by Buyer, and Buyer’s authority to execute and deliver the Closing documents.

(c)           The Notices of Sale.

(d)           The Closing Statement.

The sale of the Project will be closed through an escrow closing with the Escrow Agent. Any escrow fee charged by the Escrow Agent shall be divided equally and paid by Buyer and Seller. The Seller and Buyer shall execute and deliver such escrow instructions and other escrow-related documents as may reasonably be necessary in connection with Closing. Seller shall pay the cost of the grantor tax imposed by Virginia Code Section 58.1-802, and Buyer shall pay fees (other than the grantor tax which is the Seller’s responsibility as provided above) for recording the Deed and the cost of recording taxes imposed by Virginia Code Section 58.1-801 and 58.1-814 (collectively the “Grantee Tax”), provided that Buyer shall not be responsible with any fees connected with the payment or release of the Curable Liens. The premium for Buyer’s policy of title insurance and all title examination fees will be paid by Buyer. Buyer shall have the right to obtain title insurance from a title company or a title insurance agency other than the title company and agency that issued the Title Commitment, but if Buyer elects to obtain title insurance from another title company or agency, it shall pay at or prior to Closing all costs, fees, penalties and other charges for the Title Commitment (and cancellation thereof). Seller shall pay the cost of the Survey, provided that Buyer shall pay the cost of any updates or revisions desired by Buyer. Buyer shall pay the cost of all other investigations of the Project performed by or on behalf of Buyer. Each party shall pay its own attorneys’ fees.

7.             Taxes. All real estate taxes, assessments and personal property taxes payable by Seller with respect to the Project for the calendar or fiscal year, as the case may be, in which the Closing Date occurs shall be prorated between Seller and Buyer as of 11:59 p.m. on the day preceding the Closing Date (the “Proration Time”), and paid by Buyer when due. Any such taxes or assessments that are due and payable entirely with respect to any period ending prior to the Closing Date shall be paid by Seller at or prior to Closing. If the current property tax assessments and tax rates are not available at Closing, then the proration shall be based on the amounts for the prior tax year, and shall be re-calculated and adjusted between the parties when the actual amount of taxes and assessments payable in the year of Closing is known to Buyer and Seller. If any special assessments exist or are levied on the Real Property prior to the Closing Date, Seller shall cause such assessments to be paid in full at Closing; provided, however, that if the assessments may be paid in installments, only the installments coming due on or before the

Closing Date need be paid by Seller, and Buyer shall pay the remaining installments. The provisions of this Paragraph shall survive the Closing.

Notwithstanding the foregoing, to the extent that any tenant under a Lease is required to pay property taxes directly to the taxing authority, or to reimburse the landlord for property tax payments at the end of the year, and such taxes are not delinquent, the parties agree that the property taxes payable by such tenant(s) shall not be prorated at Closing, but Buyer shall receive a credit for any amounts collected from such tenant(s) that have not been used to make any property tax payment.

8.             Income and Expenses. All income and expenses of the Project payable by Seller, other than taxes and assessments prorated under Paragraph 7 above or Service Contracts not being assumed by Buyer, shall be prorated on a daily basis between Seller and Buyer as of the Proration Time. Seller shall be responsible for all such expenses of the Project, and shall be entitled to all income from the Project, attributable to the period ending at the Proration Time. Buyer shall be responsible for all expenses of the Project and shall be entitled to all income from the Project, attributable to the period from and after the Proration Time. Seller agrees that all expenses, charges, bills, or trade accounts incurred by Seller or its agents in connection with its ownership or operation of the Project relating exclusively to periods ending on or before the Proration Time, including any unpaid tenant improvement costs and leasing commissions that are the landlord’s responsibility with respect to Existing Leases for which Seller is responsible under Paragraph 11, shall be paid in full on the Closing Date; provided, however, that (i) if any such expenses, charges, bills, or trade accounts have accrued but have not yet been billed as of the Closing Date, they shall be paid in full by Seller at the time the bills are received, and (ii) if any tenant improvement allowances or leasing commissions for which Seller is responsible as provided herein are not yet due and payable as of the Closing Date, Seller may fund an escrow account from the sale proceeds with Escrow Agent at Closing to pay such amounts when they become due and payable rather than paying such amounts at or prior to Closing. In addition, with respect to any tenant improvement work under the Existing Leases for which Seller is responsible under this Agreement that is in progress as of the Closing Date, Buyer shall cooperate with Seller in allowing Seller to complete such work, including without limitation by providing access to the Project for such work. If Seller accesses the Project to conduct any such work after Closing, Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, damages, liens, losses, costs and liabilities (including reasonable attorneys’ fees), and shall repair any damage to the Project, resulting from or relating to entry on the Project pursuant to this paragraph. These obligations shall survive Closing. Prior to entry upon the Project under this paragraph, Seller shall obtain, and shall keep in force during the term of any such access to the Project, a policy of commercial general liability insurance issued by an insurance company licensed to do business in the Commonwealth of Virginia covering any liability arising out of or in connection with entry upon the Project under this Paragraph, with Buyer named as additional insured, and with limits of liability of not less than $1,000,000.00 for each occurrence. Seller shall furnish a certificate of insurance reasonably satisfactory to Buyer evidencing the required liability insurance coverage, prior to entry on the Project under this paragraph.

Seller shall indemnify Buyer against and shall hold Buyer harmless from any costs, expenses, penalties or damages, including reasonable attorneys’ fees, which may result from any failure by Seller to pay or cause to be paid any of the items described in this Paragraph that are the responsibility of Seller. Buyer shall indemnify Seller against and shall hold Seller harmless from any costs, expenses, penalties or damages, including reasonable attorneys’ fees, which may result from the failure of Buyer to pay or cause to be paid any of the items described in this Paragraph that are attributable to the period after the Proration Time.

Seller shall not receive a credit from Buyer for any accrued and unreimbursed (whether billed or not) tenant contributions for any part of common area maintenance, real estate taxes, special assessments or other Project cost or expense.

Without limiting the generality of the foregoing, the following items shall be adjusted as of the Proration Time:

(a)  Monthly base rent and other monthly charges (such as common area maintenance contributions, but excluding tax contributions, which are addressed in Paragraph 7)  scheduled under the terms of the Leases to be received by Seller for the calendar month in which the Closing Date occurs (whether or not Seller actually has received all of such scheduled payments as of the Closing Date).

(b) All other receipts from the Project received by Seller, to the extent they pertain to any period after the Closing Date.

(c)  Utility charges, including electricity, municipal water, and sanitary sewer and storm water assessments, costs and charges, including without limitation costs and charges under storm water detention agreements. Notwithstanding the foregoing, to the extent that any tenant under a Lease is required to pay such charges directly, the parties agree that such charges shall not be prorated at Closing.

(d) Charges under any Service Agreements that Buyer elects or is required to assume that will remain in effect after the Closing Date.

(e)  Other operating expenses not covered by any of the above subparagraphs.

Seller, at its election, either shall transfer the aggregate amount of Security Deposits to Buyer by immediately available funds at Closing, or Buyer shall receive a credit against the Purchase Price in that amount. All prorations and adjustments under this Paragraph shall be made against the sum otherwise payable by Buyer pursuant to Paragraph 2 above. In addition, with respect to amounts received by Buyer after the Closing Date that pertain to periods before the Proration Time, and otherwise finalizing prorations hereunder, the following provisions shall apply.

Seller and Buyer agree that at Closing, or as soon thereafter as reasonably practicable and in any event within thirty (30) days after Closing, Seller and Buyer shall jointly prepare a statement of all common area charges or other expenses that have been paid by Seller in connection with the Project for the current calendar year to the Proration Time, and reflecting the amount of such charges that are payable by each tenant of the Project, in accordance with the terms of the Leases (the “Reconciliation Statement”). The Reconciliation Statement shall further reflect, as to each tenant, the amounts received by Seller prior to the Closing Date in reimbursement of such expenses. To the extent that the Reconciliation Statement reflects that Seller has collected any amounts from any tenant prior to Closing that are in excess of costs incurred by Seller which are reimbursable by such tenant(s), Seller shall pay such excess to Buyer at the time of delivering the Reconciliation Statement.

Buyer shall use commercially reasonable efforts to assist Seller in collecting any monthly payments of base rent or other monthly charges that are outstanding as of the Closing Date. If any tenant in the Project whose account is delinquent as of the Closing Date makes a payment of rent or other charges to Buyer after the Closing Date, or if Buyer otherwise receives any rent, expenses contribution or other payment applicable to the period prior to the Proration Time, the payment shall, except as provided below, first be applied by Buyer to accrued rent or other charges due from that tenant from and after the Closing Date and the excess, if any, shall be paid to Seller and applied to the amount receivable by Seller. In addition, if Buyer receives reimbursement from a tenant after the Closing Date for taxes, insurance premiums, common area expenses, or other similar amounts that were incurred by Seller in the first instance, and not already prorated between Buyer and Seller as provided above, then Buyer shall pay to Seller, within thirty (30) days after the receipt of any amounts due from such tenant, the appropriate portion of said payment allocable to the portion of the time period to which such charges relate that the Project was owned by Seller. Seller agrees that no lawsuit of any kind shall be brought or threatened after the Closing Date to collect any such accounts receivable without the prior written consent of Buyer which may be withheld in Buyer’s sole discretion, except that if the account receivable is for monthly base rent and other monthly charges scheduled under the terms of the Leases to be received by Seller for the calendar month in which the Closing Date occurs, Buyer shall permit such lawsuit and cooperate with Seller with respect thereto (provide that Seller shall pay the cost of any such lawsuit that Seller may wish to file). In addition, notwithstanding anything to the contrary in this Paragraph 8, any monthly base rent or other monthly charges scheduled under the terms of the Leases to be received by Seller for the calendar month in which the Closing Date occurs that is received by Buyer (other than as a result of the pro rations under this Paragraph 8) shall be immediately paid to Buyer and not applied in any other manner.

The provisions of this Paragraph shall survive the Closing.

9.             Title. Seller has provided the Title Commitment to Buyer, and Buyer shall deliver to Seller a written notice of any title objections (the “Objection Notice”) on or before July 12, 2006. If Buyer fails to deliver the Objection Notice prior to such date, then Buyer shall be deemed to have accepted all matters shown as exceptions in the Title Commitment. Following receipt of an Objection Notice, Seller may remedy, or agree to remedy prior to Closing, all or any of the matters noted in the Objection Notice to the commercially reasonable satisfaction of Buyer by delivering a notice to that effect (the “Seller Response”) prior to the date five (5) days after Seller’s receipt of Buyer’s Objection Notice. Insurance over an objection by Title Insurer shall be deemed an acceptable remedy for purposes of this Agreement, subject to the commercially reasonable approval of Buyer.

If Seller does not timely deliver a Seller Response indicating that it will cure or remedy all of the title objections set forth in the Objection Notice, or if Seller delivers a Seller Response indicating that it will not cure or remedy one or more specific title objections raised by Buyer in the Objection Notice, then Buyer, at its election, shall have the right (as its sole and exclusive remedy) either to: (a) accept title subject to the objections that Seller has not agreed to cure or remedy without reduction of the Purchase Price (and such matters shall be deemed Permitted Exceptions); or (b) terminate this Agreement and receive an immediate return of the Deposit. If Buyer does not notify Seller in writing of its election within five (5) days after delivery of the Seller Response (or, if no Seller Response is delivered, within five (5) days after the last day the Seller Response was due as provided above), then Buyer shall be deemed to have elected (a) above. Notwithstanding the foregoing to the contrary, Seller shall be required to pay at Closing any mortgages, deeds of trust and other monetary liens for a sum certain (including liens for delinquent taxes, mechanics’ liens and judgment liens, but excluding any liens arising by or through tenants or Buyer) affecting the Project and all indebtedness secured thereby, including but not limited to the loan secured by the liens in favor of Bank of America, N.A. referenced in the Title Commitment (collectively, the “Curable Liens”). If a lien arises prior to Closing by or through a tenant, and such lien is not cured by the tenant or Seller at or prior to Closing, Buyer, at its election, shall have the right (as its sole and exclusive remedy) either to: (a) accept title subject to the lien (and such lien shall be deemed a Permitted Exception, but Seller shall assign to Buyer any rights and remedies Seller may have against tenant with respect to such lien); or (b) terminate this Agreement and receive an immediate return of the Deposit. With respect to matters other than Curable Liens, if Seller delivers a Seller Response but subsequently fails (despite the exercise of commercially reasonable good faith efforts) to cure or remedy all of the title objections that it agreed to remedy in the Seller Response, then Buyer, at its election, shall have the right (as its sole and exclusive remedy) either to: (a) accept title subject to the objections that Seller has been unable to cure or remedy (and such matters shall be deemed Permitted Exceptions), or (b) terminate this Agreement and receive the immediate return of the Deposit. Buyer must notify Seller of this election prior to Closing, provided that this sentence shall not limit Buyer’s remedies as to any Post-Effective Date Encumbrance, as defined below, that is not permitted herein. Any matters set forth in any update of the Title Commitment or Survey, and first appearing after the delivery of the Objection Notice, shall be subject to the express written approval of Buyer.

Except for New Leases executed by Seller in accordance with the terms of Paragraph 11, and any encumbrance provided for under, or reasonably necessary in connection with, the Future Development Application, Seller shall not, after the Effective Date, cause or authorize any new easement or other encumbrance (a “Post-Effective Date Encumbrance”) to be placed on or granted with respect to the Project, other than those existing as of the Effective Date, without the prior written consent of Buyer, provided that Buyer shall not unreasonably withhold or delay consent to any easement or other encumbrance that is reasonably necessary for the operation of the Project and does not materially adversely affect the Project.

10.           Survey. Buyer may, at its cost, obtain any update of, or revisions to, the Survey desired by Buyer, provided that Buyer shall promptly provide to Seller a copy of any such update or revisions. Buyer shall have the right to make written objections to title based upon the Survey as part of its Objection Notice as provided in (and subject to the timing requirements of) Paragraph 9.

11.           Operation Prior to Closing. During the period between the Effective Date and the Closing Date, the following provisions shall apply:

(a)  Prior to the Closing Date, Seller shall, at no cost or expense to Buyer, continue its normal course of operations with respect to seeking new tenants for any space in the Project that is unleased as of the Effective Date. Any new lease of space in the Buildings by Seller after the Effective Date and prior to the Closing Date (“New Lease”) shall be subject to the prior written approval of Buyer, provided that prior to the expiration of the Investigation Period such consent shall not be unreasonably withheld, conditioned or delayed, and after the expiration of the Investigation Period such consent shall be in Buyer’s sole discretion. Buyer shall be solely responsible for the payment of any leasing commissions, allowances and other inducements with respect to New Leases executed after the Effective Date and prior to the Closing Date, provided that they are approved by Buyer as provided above. Notwithstanding anything to the contrary herein, Buyer shall be solely responsible for the payment of any leasing commissions and tenant improvement allowances with respect to any and all extensions, renewals or expansions under Leases that occur after the Effective Date, this obligation to survive Closing.

(b) Seller shall continue in its normal course of business to use commercially reasonable efforts to avoid having any tenant delinquent in the payment of rent or otherwise in default under the terms of its Lease on the Closing Date. Seller shall not permit the acceptance of any prepayment of rent more than thirty (30) days beyond the Closing Date and shall not permit the modification, alteration, amendment, extension, renewal, termination or cancellation of any Lease (except in accordance with the existing terms of any such Lease), without the prior written consent of Buyer, provided that prior to the expiration of the Investigation Period such consent shall not be unreasonably withheld, conditioned or delayed, and after the expiration of the Investigation Period such consent shall be in Buyer’s sole discretion.

(c)  Seller agrees to enter into no new agreements or contracts relating to the Project that will survive Closing and be binding on Buyer or the Project without Buyer’s prior written consent, provided that prior to the expiration of the Investigation Period such consent shall not be unreasonably withheld or delayed, and after the expiration of the Investigation Period such consent shall be in Buyer’s sole discretion. On or before the last day of the Inspection Period, Buyer shall notify Seller in writing of the Service Agreements that it elects to assume, provided that if Closing occurs, Buyer must assume the following Service Agreements that cannot be terminated on short notice by Seller: See Exhibit C-1 attached hereto. If Buyer fails to notify Seller in writing of the Service Agreements it elects to assume prior to the date set forth above, Buyer shall be deemed to have agreed to assume all of the Service Agreements other than any management and leasing agreements affecting the Project, which management and leasing agreements shall be terminated by Seller as of Closing.

(d) Seller shall maintain the Project in the same manner as prior hereto pursuant to its normal course of business, ordinary wear and tear, damage by fire or other casualty, and obligations of tenants excepted. Notwithstanding the foregoing, or anything else to the contrary in this Agreement, Buyer acknowledges and agrees that (i) Seller has disclosed to Buyer that the exterior windows of the office buildings (and the caulking around the windows) in the Project require replacement and/or repairs (the “Window Repairs”), (ii) Seller has disclosed to Buyer that the soils under portions of the parking deck in the Project may be improperly compacted and need to be excavated and replaced, and portions of the parking deck affected by such soils need to be repaired and/or replaced (the “Deck Repairs”), (iii) upon Closing, Buyer shall be deemed to assumed responsibility for repair and replacement of the items referenced above in this subparagraph (d), and (iv) Seller shall have no obligation, before, at or after Closing, to undertake or pay for such repairs or replacements (except to provide the Purchase Price Adjustment, subject to the terms and limitations set forth in Paragraph 2 above). Seller shall not be responsible or liable for any inaccuracy of or mistake in the information provided by Seller to Buyer regarding the items referenced above in this subparagraph (d). Without limiting the foregoing, Buyer shall be responsible for repair the repair and replacement of items referenced above in this subparagraph (d) even if the cost estimates and/or scope of repair/replacement work set forth in information provided by Seller to Buyer regarding such items are not correct, it being the intent of Buyer and Seller that the sale of the Project to Buyer be “As Is”, as provided in Paragraph 12 below.

(e)  Seller shall maintain its existing insurance policies for the Project through the Closing Date.

12.           Representations and Warranties by Seller. Seller represents and warrants to Buyer that:

(a)  Seller is a limited partnership duly formed and validly existing under the laws of the State of North Carolina. Seller has full power and authority to enter into this Agreement, and to convey the Project to Buyer in accordance with the terms of this Agreement.

(b) This Agreement and the documents to be delivered by Seller at Closing have been or will be duly authorized by all necessary partnership action on the part of Seller, and have been or will be duly executed and delivered by Seller.

(c)  The execution and performance of this Agreement by Seller, and the Closing contemplated hereunder, will not result in the breach of any provision of, or constitute a default under, any agreement or instrument to which Seller is a party or by which Seller is bound.

(d) The Lease Schedule attached hereto as Exhibit B is a schedule of Existing Leases (“Lease Schedule”) for the Project, and is complete and correct in all material respects to the Knowledge of Seller. To the Knowledge of Seller, the Existing Leases are in full force and effect, and true, correct and complete copies of same have been delivered to Seller as part of the Due Diligence Items. Except as indicated on the Lease Schedule: (a) to the Knowledge of Seller, Seller has fulfilled in all material respects its duties and obligations in connection with the Existing Leases due prior to the date hereof; (b) to the Knowledge of Seller, Seller is not in default in any material respect under the Existing Leases, and to the Knowledge of Seller no tenant under the Existing Leases is in default in any material respect under its Lease, (c) no tenant has provided a notice of default to Seller under its Lease that has not been cured, and (d) there are no leases, licenses or occupancy agreements with respect to the Project by or through Seller. All Security Deposits and Non-Cash Security Deposits held by Seller under Leases as of the Effective Date are as set forth on the Lease Schedule. No rebates, rental concessions, free rent periods, credits, setoffs or rent reductions relating to any period after the Closing Date have been given under any Existing Lease except as set forth in the copies of the Existing Leases (and amendments thereto) included in the Due Diligence Items. All brokerage commissions with respect to Existing Leases that are the landlord’s responsibility due prior to the Effective Date have been paid, and except as permitted pursuant to Paragraph 6(e) or 11, there will be no commissions pursuant to agreements by Seller that are the landlord’s responsibility payable with respect to renewals, extensions or expansions of or under any Existing Lease.

(e)  To the Knowledge of Seller, Seller has fulfilled in all material respects its duties and obligations in connection with the Service Agreements due prior to the date hereof, and Seller is not in default in any material respect under any of the terms and provisions of the Service Agreements.

(f)  Seller has not received any written notice that the Project is in violation of applicable zoning or building codes, except for notices of violation that have been cured or otherwise addressed to the satisfaction of the issuer.

(g) To the Knowledge of Seller, except as may be reflected in any environmental assessments included in the Due Diligence Items delivered to Buyer, or undertaken by or on behalf of Buyer, the Real Property does not contain any Hazardous Materials (as defined below) in violation of applicable Environmental Laws (as defined below). As used in this paragraph, the term “Hazardous Materials” shall mean any hazardous wastes, hazardous substances, hazardous materials and toxic substances, as those terms are defined in Environmental Laws, and the term “Environmental Laws” shall mean the Resource Conservation and Recovery Act (42 U.S.C.A. §§ 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. §§ 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.A. §§ 1801 et seq.), the Toxic Substances Control Act (15 U.S.C.A. §§ 2601 et seq.), the

Clean Air Act (42 U.S.C.A. §§ 7401 et seq.), and the Clean Water Act (33 U.S.C.A. §§ 1251 et seq.).

(h) Seller has received no notice of condemnation proceedings pending or threatened against the Project, and to the Knowledge of Seller there are no condemnation proceedings pending or threatened against the Project.

(i)   No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or state bankruptcy law is pending against by Seller, and Seller has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature.

(j)   Seller has not received any notice that any tenant under an Existing Lease has filed a petition in bankruptcy prior to the date hereof (other than any past bankruptcies that have been fully resolved).

(k)  To the Knowledge of Seller, no off-record recapture, signalization, contribution, development or like-agreements with a governmental entity burdening Seller (as related to the Project) or the Project which include performance and/or payment obligations which shall survive the Closing exist except (i) the Permitted Exceptions and (ii) as contemplated under the Future Development Application, if approved..

For purposes of this Agreement, “the Knowledge of Seller” and similar phrases means the actual, current knowledge of Ed Cherry, provided that this definition is intended solely to establish the scope of facts that shall be considered known by Seller for the purposes of this Agreement and not to impose on such person any personal liability.

Seller hereby agrees that the truthfulness, in all material respects, of each of the foregoing representations and warranties, as of the Effective Date and as of the Closing Date, is a condition precedent to the performance by Buyer of its obligations under this Agreement. If any of the foregoing representations and warranties is of a material nature and is not true in any material respect when made, or when re-certified at Closing, Buyer may consider such material misrepresentation to be a default under this Agreement, entitling Buyer to pursue the remedies set forth in Paragraph 15; provided, however, that with respect to any representation or warranty made to the Knowledge of Seller, Buyer shall be entitled to exercise default remedies only if the substance of the representation or warranty is materially untrue, and if such untruth was known to Seller at the time the representation or warranty was initially made. If any of the foregoing representations and warranties is true of the Effective Date, but is not true as of the Closing Date as a result of a matter, circumstance or event beyond the reasonable control of Seller, Buyer shall not be entitled to consider the untruth of the representation or warranty as an event of default under this Agreement, but instead Buyer may, at its election and as its sole remedy, if material, terminate this Agreement by delivery of written notice to Seller, and in that event Buyer shall be entitled to a return of the Deposit from Escrow Agent.

In addition and notwithstanding any provision herein to the contrary, in the event that at or prior to Closing Buyer is actually aware of the untruthfulness or material inaccuracy of any of the Seller’s representations and warranties made hereunder or in any Closing document, and Buyer proceeds with the Closing, Buyer shall be estopped from claiming a breach of such representation or warranty following Closing. For purposes of this paragraph, the phrase “Buyer is actually aware” shall me that G. Joseph Cosenza is actually aware. Seller’s representations and warranties shall survive Closing for a period of six (6) months from the Closing Date, at which point Buyer shall have no further remedies unless suit has been filed in a court of competent jurisdiction prior to the expiration of that period. Under no circumstances shall Seller, in connection with this Agreement or any Closing document executed by Seller, be liable for consequential, punitive, special or exemplary damages.

Except for the representations expressly set forth in this Agreement and the Closing documents identified in Paragraph 6 above, the Project is being sold and conveyed “as is” and “with all faults” and Seller has not made, does not make, and hereby disclaims any and all other representations and warranties, including without limitation representations and warranties regarding or relating to the condition, suitability for any particular purpose, susceptibility to flooding, value, marketability, zoning, use and occupancy restrictions, compliance with Environmental Laws, presence of Hazardous Materials, and all other legal requirements. Buyer acknowledges that, except as expressly set forth in this Agreement, no such representations or warranties have been made. The terms and covenants of this paragraph shall survive the Closing and the delivery of the Deed, or any termination of this Agreement.

13.           Representations and Warranties by Buyer. Buyer represents and warrants to Seller that Buyer has all requisite power and authority to execute this Agreement and the documents to be delivered by Buyer at Closing, that the execution and delivery of this Agreement by Buyer, and the performance by Buyer of its obligations hereunder, have been duly authorized by such action as may be required, and that no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of Buyer.

14.           Estoppel Certificates. Buyer’s obligation to purchase the Project under this Agreement is expressly conditioned upon the delivery by Seller to Buyer, on or before the Closing Date, of the following, each of which shall be dated no earlier than thirty (30) days prior to the Closing Date (unless the Closing Date is extended, with the agreement of Seller, in Seller’s sole discretion, at Buyer’s request):

(a)  Tenant estoppel certificates from Lockheed Martin Corporation and from each Project tenant occupying 30,000 square feet or more of space (the “Anchor Tenants”), in the form specified by any Lease to each Anchor Tenant, or if no Lease to an Anchor Tenant specifies a form of estoppel certificate, substantially the form attached hereto as Exhibit F, as reasonably modified by tenants and to fit the circumstances, terms and provisions regarding estoppel certificates in the Anchor Tenant’s Lease; but in any event reflecting that the Anchor Tenant knows of no material landlord default or material failure to perform landlord obligations that have accrued under the Lease.

(b) Tenant estoppel certificates from other tenants of the Buildings under Leases which shall be in effect at Closing such that the estoppel certificates from such other tenants collectively cover at least seventy percent (70%) of the area leased by tenants (other than the Anchor Tenants) under Leases as of the Closing Date, in the form specified by each Lease, or if a Lease does not specify a form of estoppel certificate, in substantially the form attached hereto as Exhibit F, as reasonably modified by tenants and to fit the circumstances, terms and provisions regarding estoppel certificates in the applicable Lease; but in any event reflecting that the tenant knows of no material landlord default or material failure to perform landlord obligations that have accrued under the Lease.

The failure of Seller to deliver to Buyer the tenant estoppel certificates required by this Paragraph shall not be a default by Seller under this Agreement, so long as Seller uses commercially reasonable good faith efforts to obtain estoppel certificates from tenants sufficient to satisfy this Paragraph prior to Closing. In the event the condition in this Paragraph is not satisfied by the Closing Date, Buyer may waive the condition and proceed to Closing or may terminate this Agreement by written notice to Seller prior to Closing, and upon any such termination Escrow Agent shall immediately return the Deposit to Buyer and this Agreement shall be null and void, except that the Surviving Obligations shall remain in effect. If Buyer does not waive such condition and proceed to Closing on the Closing Date or terminate this Agreement prior to the Closing Date, then after the Closing Date (so long as Closing has not occurred),  Seller may elect to terminate this Agreement by notice to Buyer, whereupon the Escrow Agent shall immediately return the Deposit to Buyer.

In the event Seller cannot for any reason obtain an estoppel certificate for a tenant under subparagraph (b) above and Closing occurs, Seller shall deliver to Buyer at Closing a seller estoppel for such tenants in the form of Exhibit H attached hereto and incorporated herein by this reference with respect to the Leases of such tenants. Seller’s liability under each such Seller’s estoppel shall expire and be of no further force or effect on the earlier of (A) the date that is six (6) months following the Closing Date, or (B) the date that Buyer receives an acceptable estoppel certificate from the applicable tenant.

15.           Defaults. Upon the breach by Seller of any of the representations and warranties contained in Paragraph 12, or the default by Seller in the performance of any other obligation of Seller set forth in this Agreement, Buyer may, as its sole and exclusive remedies for such default, elect: (a) to terminate this Agreement by delivery of written notice to Seller, in which event Buyer shall be entitled to an immediate return of the Deposit and to receive from Seller reimbursement of its out of pocket costs and expenses incurred in connection with this Agreement (not to exceed the sum of $100,000.00), and neither party shall have any further rights or obligations regarding this Agreement; or (b) to institute proceedings in any court of competent jurisdiction to specifically enforce the performance by Seller of the terms of this Agreement. Except as may be expressly set forth in this Agreement, upon the failure of any condition to Buyer’s obligation to complete the Closing set forth in this Agreement that is not waived, or deemed waived or satisfied under the terms of this Agreement, by Buyer, Buyer may terminate this Agreement by delivery of written notice to Seller prior to Closing, in which event Escrow Agent shall immediately return the Deposit to Buyer and this Agreement shall be null and void, except that the Surviving Obligations shall remain in effect.

If the Closing fails to occur when and as contemplated in this Agreement because Buyer defaults in its obligation to Close the acquisition of the Project (as determined in accordance with the terms of this Agreement), Seller shall be entitled to receive and retain the Deposit as Seller’s liquidated damages and sole remedy for Buyer’s default, and neither party shall have any other claim against the other, Seller hereby waiving any and all other remedies against Buyer at law and in equity for such failure to Close, except that the Surviving Obligations shall remain in effect. The parties agree that the foregoing is a fair and reasonable measure of the damages to be suffered by Seller in the event of such default and that the exact amount of Seller’s damages is incapable of ascertainment. Nothing in this paragraph shall limit Seller’s remedies with respect to a default by Buyer other than a failure to Close.

16.           Damage, Destruction and Eminent Domain.

(a)  If, prior to the Closing Date, the Real Property or any part thereof is damaged or destroyed by fire, the elements or any other destructive force or cause to the extent that repairing such damage or destruction is reasonably estimated to cost $500,000.00 or more, then Buyer may elect to terminate this Agreement by delivery of written notice to Seller within ten (10) days after notice to Buyer of the damage or destruction, in which case Escrow Agent shall immediately return the Deposit to Buyer and this Agreement shall be deemed null and void, except that the Surviving Obligations shall remain in effect. If Buyer elects to consummate the purchase despite the damage or destruction, or if any lesser damage or destruction has occurred, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer all of Seller’s right, title and interest in and to all insurance proceeds resulting from the damage or destruction and credit for any deductible. The Closing Date shall be extended as necessary to allow for the notice period set forth above in this Paragraph.

(b) If, prior to the Closing Date, any judicial, administrative, or other condemnation proceedings are instituted in which a taking of the Real Property is proposed which (i) exceeds $500,000.00 in value, (ii) renders the Project a non-conforming use or materially reduces access to the Project, or permits any tenant to terminate its Lease (unless such termination right is waived in writing), then within ten (10) days after written notice to Buyer of the institution of such judicial, administrative, or other condemnation proceedings involving the Project, Buyer may elect to terminate this Agreement by delivery of written notice to Seller, in which case Escrow Agent shall immediately return the Deposit to Buyer and this Agreement shall be deemed null and void, except that the Surviving Obligations shall remain in effect. If Buyer elects to consummate the purchase despite the institution of condemnation proceedings (or has no right to terminate this Agreement), there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to the Buyer all of Seller’s right, title, and interest in and to any award or settlement made or to be made in the condemnation proceedings, or provide Buyer with a credit at Closing for any award or settlement Seller receives on or before Closing. The Closing Date shall be extended as necessary to allow for the notice period set forth above in this Paragraph.

17.           Assignment. Buyer shall have the right to assign this Agreement, and its rights hereunder, to a single-purpose entity in which Buyer, or its members or affiliates, owns a majority and controlling interest, without the necessity of obtaining the prior consent of Seller. Any other assignment of this Agreement by Buyer, except as provided in Paragraph 26 below, shall be ineffective without the prior written consent of Seller. In each instance (whether or not the consent of Seller to the assignment is required), the assignee shall assume in writing all obligations of Buyer under this Agreement, and Buyer shall promptly deliver to Seller (in any event not less than five (5) business days prior to Closing) a copy of the fully executed assignment and assumption agreement. No assignment shall release the assignor from its obligations hereunder.

18.           Notices. Any notice or other communication permitted or required by this Agreement shall be in writing, and shall be given to the addressee at the address set forth below, in the following manner: (a) personal delivery, (b) national overnight delivery service, or (c) facsimile transmission (provided documentation of successful completed transmission is retained). Each such notice shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission (if sent on a business day; otherwise as of the next business day). Unless and until changed as provided below, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Buyer:	Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: G. Joseph Cosenza
Facsimile: 630-218-4935
Email: joe@inlandgroup.com

with a copy to:	The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: General Counsel
Facsimile: 630-218-4900

AND at the same address:

Attention: Charles Benvenuto
Facsimile: 630-571-2360
Email: cbenvenuto@inlandgroup.com

If to Seller:	Valley View Associates Limited Partnership
c/o Faison & Associates, LLC
121 West Trade Street, 27th Floor
Charlotte, North Carolina 28202
Attention: Ed Cherry and Nancy Farmer
Fax: 704/972-2680
Email: Ed.Cherry@faison.com

with a copy to:	Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Attention: Chris Loeb
Fax: 704/373-3943
Email: cloeb@rbh.com

If to Escrow Agent:	Chicago Title Insurance Company
171 North Clark Street
Chicago, Illinois 60601
Attention: Nancy Castro
Phone: (312) 223-2709
Fax: (312) 223-3409
Email: castrona@ctt.com

Each party shall have the right to designate a different individual, address, facsimile number or email address for notices under this Agreement by giving a notice in writing to the other party in the manner provided above at least ten (10) days prior to the effective date of the change. All notices that are required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf.

19.           Escrow Agent. The “Escrow Agent” shall be Chicago Title Insurance Company, and the Deposit shall be held in escrow upon the following terms and conditions:

(a)  The Deposit shall be invested in an interest bearing account maintained by a national bank, so as to provide availability of funds on no more than a day’s notice. Escrow Agent shall promptly notify Seller of each payment by Buyer of the Deposit.

(b) The interest earned on the Deposit shall be reinvested for so long as the escrow shall continue, and shall be considered a part of the Deposit. Interest shall be reported as income to Buyer, which has a taxpayer identification number of 34-2019608.

(c)  In the event of a default by Buyer under the terms of this Agreement in a circumstance that, by the terms of this Agreement, entitles Seller to receive the Deposit, Escrow Agent is instructed to deliver the Deposit to Seller. In the event of a default by

Seller under the terms of this Agreement that results in the termination of this Agreement by Buyer, or upon other termination of this Agreement in a circumstance that, by the terms of this Agreement, entitles Buyer to a return of the Deposit, Escrow Agent is instructed to immediately deliver the Deposit to Buyer. In the event of the Closing of the sale of the Project, the Deposit shall be paid to Seller and applied against the Purchase Price.

(d) Buyer and Seller agree that Escrow Agent shall not be liable for any reason except negligence or intentional misconduct, or breach of this Paragraph 19 by Escrow Agent.

(e)  Escrow Agent shall comply with any specific terms contained in this Agreement with respect to the disbursement of the Deposit. Any request for disbursement of the Deposit shall be signed by Buyer and Seller; provided, however, that if prior to the expiration of the Inspection Period Buyer terminates this Agreement and unilaterally directs Escrow Agent to return the Deposit to Buyer in accordance with the terms of Paragraph 5 hereof, then Escrow Agent shall promptly do so irrespective of any notice to the contrary received from Seller. Other than in the circumstance described by the immediately preceding sentence, if either of Buyer or Seller makes a written request for disbursement to Escrow Agent without joinder of the other, Escrow Agent shall give notice of such request to the non-requesting party by any means permitted by this Agreement. If Escrow Agent receives a written objection to the disbursement of the Deposit within ten (10) business days of giving such notice to the non-requesting party, the Deposit shall be disbursed only in accordance with the joint written instructions of Buyer and Seller, or in accordance with the order of judgment of a court of competent jurisdiction.

(f)  In connection with this escrow, Buyer and Seller agree to execute such agreements as Escrow Agent may reasonably request. Failing such execution, Escrow Agent may decline to serve in such capacity, and Buyer and Seller shall select a substitute escrow agent by mutual consent.

(g) In the event of any dispute regarding the application of the Deposit, Escrow Agent shall be authorized to disburse the Deposit to a court of competent jurisdiction, to be held pending resolution of that dispute.

(h) If Escrow Agent is required to institute or participate in litigation as a result of this escrow (other than as a result of the negligence or intentional misconduct of Escrow Agent, or breach of this Paragraph 19 by Escrow Agent), Buyer and Seller shall be jointly and severally obligated to reimburse Escrow Agent for any reasonable costs and expenses (including reasonable attorneys’ fees) actually incurred by Escrow Agent.

20.           Time of the Essence. Time shall be of the essence in the performance of all obligations under this Agreement. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required under this Agreement must be performed, or by which Closing must be held, expires on a Saturday, Sunday or a holiday, then such time period shall be automatically extended to the next business day.

21.           Captions. The paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

22.           Entire Agreement, Modification. This Agreement constitutes the entire and complete agreement between the parties and supersedes any prior oral or written agreements between the parties with respect to the Project. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants and conditions set forth in this Agreement, and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless it is made in writing and duly executed by both parties.

23.           Binding Effect. All covenants, agreements, warranties and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

24.           Controlling Law. This Agreement has been made and entered into under the laws of the Commonwealth of Virginia, and those laws shall control the interpretation of this Agreement.

25.           Real Estate Commissions. Each of Buyer and Seller represent and warrant to each other that no brokers’ or real estate commissions will be due as a result of the sale of the Project from its actions, except for a commission to be paid by Seller to Trammell Crow Services, Inc. (the “Broker”) pursuant to a separate agreement if and only if the sale of the Project occurs. Seller agrees to indemnify, defend and save harmless Buyer from and against any cost and expense (including reasonable attorneys’ fees) incurred by Buyer as a result of the untruth of the foregoing representation by Seller. Buyer agrees to indemnify, defend and save harmless the Seller from and against any cost and expense (including reasonable attorneys’ fees) incurred by Seller as a result of the untruth of the foregoing representation by Buyer. The terms and covenants of this Paragraph shall survive Closing.

26.           Section 1031 Exchange. At Seller’s sole election, Seller may structure the sale of the Project as a “deferred like-kind exchange of real property” (a “1031 Exchange”) as governed by Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, upon request, Buyer agrees to cooperate with respect to Seller’s desire to structure a 1031 Exchange, at no additional cost or liability to Buyer, so as to effectuate said tax-deferred exchange, and Buyer agrees to execute any and all documents which may be reasonably required to effectuate said tax-deferred exchange.

At Buyer’s sole election, Buyer may structure the purchase of the Project as a 1031 Exchange. Accordingly, upon request, Seller agrees to cooperate with respect to Buyer’s desire to structure a 1031 Exchange, at no additional cost or liability to Seller, so as to effectuate said tax-deferred exchange, and Seller agrees to execute any and all documents which may be reasonably required to effectuate said tax-deferred exchange.

[Signatures appear on following page]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.

SELLER:

VALLEY VIEW ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership

		By:	FCD-Hersch Associates, LLC, a North Carolina limited liability company, its general partner

By:
Name:
Date executed: July , 2006		Title:

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:
Name:
Date executed: July , 2006		Title:

Escrow Agent executes this Agreement to confirm its acceptance of its duties under Paragraph 19 above.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name: Nancy Castro
Date executed: July , 2006	Title:	Senior Escrow Officer

FIRST AMENDMENT TO

AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (hereinafter referred to as the “Amendment”), dated as of the        day of July, 2006, is entered into by and between Valley View Associates Limited Partnership, a North Carolina limited partnership (“Seller”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale dated as of the 6th day of July, 2006 (the “Agreement”), with regard to the purchase and sale of the “Project” as defined by the Agreement; and

WHEREAS, Seller and Buyer have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.     Section 5(a) (Line 1 of the first paragraph and line 6 of the second paragraph) of the Agreement is hereby modified by deleting the date “July 14, 2006,” in each line as noted and substituting the date “July 18, 2006,” in each line as noted.

2.     Section 5(c) of the Agreement is modified by deleting the date “July 18, 2006,” and substituting the date “July 25, 2006” in its place.

3.     The Agreement is hereby amended by deleting Exhibit C and Exhibit C-1 attached to the Agreement as Exhibits at the time of Agreement execution by Seller and Buyer and substituting the attached Exhibit C-Revised and Exhibit C-1-Revised in place thereof.

4.     This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

5.     The remaining terms and conditions of the Agreement remain unmodified and in full force and effect.

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BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:
G. Joseph Cosenza
President

SELLER:

VALLEY VIEW ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership

By: FCD-Hersch Associates, LLC, a North Carolina limited liability company
Its: general partner

By:
Name:
As Its:

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Nancy Castro
Senior Escrow Officer

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